SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [  ]
Filed by a party other than the registrant [X]

Check the appropriate box:
[  ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material pursuant to Rule 14a-12

                              Cohoes Bancorp, Inc.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                            Ambanc Holding Co., Inc.
                            ------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

  [ ]    Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement no.:

          (3)  Filing Party:

          (4)  Date Filed:

                                EXPLANATORY NOTE

The following press release of Ambanc Holding Co., Inc. ("Ambanc"), issued August 11, 2000, was filed with the Securities and Exchange Commission on August 11, 2000 under Ambanc's name on EDGAR. At the request of the SEC staff this press release is being refiled today under the name Cohoes Bancorp, Inc. on EDGAR. No information in this filing has changed from the previous filing on August 11, 2000.


For Immediate Release

AMSTERDAM, N.Y.--(BUSINESS WIRE)-August 11, 2000--Ambanc Holding Co., Inc. (NASDAQ: AHCI) ("Ambanc") wishes to clarify its previous statements regarding the possible outcome of the shareholder vote on the proposed merger of Cohoes Bancorp, Inc. ("Cohoes") with Hudson River Bancorp, Inc. ("Hudson River"). Cohoes has scheduled a special meeting of its shareholders to vote on the proposed merger for August 17, 2000. Based on information Ambanc had obtained from its proxy solicitor and through discussions with shareholders of Cohoes, Ambanc previously stated its belief with respect to the anticipated results of voting at the meeting. Ambanc wishes to clarify that such belief was not based on Ambanc's actual knowledge of all the votes cast at the time such statement was made. Ambanc retracts the statements it made concerning the projected outcome of the vote.

On July 27, 2000, Ambanc announced its intention to solicit proxies against the proposed merger. On July 31, 2000, Ambanc filed preliminary proxy materials with the SEC. Ambanc intends to mail its proxy materials as soon as possible following completion of SEC review of the materials.

On August 9, 2000, Ambanc commenced a tender offer for all of the outstanding shares of Cohoes and filed tender offer materials with the SEC which will set forth the complete details of Ambanc's tender offer. WE URGE INVESTORS TO
CAREFULLY READ THE PROXY MATERIALS, AS WELL AS THE TENDER OFFER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the preliminary proxy materials, and the tender offer materials, at the SEC's web site at www.sec.gov. These documents may also be obtained for free from Ambanc by directing a written request to Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010, Attention: Secretary.

Ambanc and its directors and executive officers may be deemed to be "participants" in Ambanc's solicitation of proxies from Cohoes shareholders to be voted against the proposed merger. INFORMATION ABOUT THE PARTICIPANTS, INCLUDING THEIR HOLDINGS OF COHOES STOCK, MAY BE OBTAINED THROUGH THE SEC'S WEBSITE IN AMBANC'S OFFER TO PURCHASE FILED WITH THE SEC ON AUGUST 9, 2000 UNDER SCHEDULE "TO".

Ambanc  Holding Co.,  Inc. is a unitary  savings and loan holding  company.  The
Company's primary subsidiary, Mohawk Community Bank, serves customers in seventeen upstate New York offices, located in Montgomery, Fulton, Schenectady, Saratoga, Albany, Otsego, Chenango and Schoharie counties. The Bank's deposits are insured up to the maximum legal amount by the FDIC.

CONTACT: Ambanc Holding Co., Inc.
John M. Lisicki, President & CEO
(518) 842-7200
jlisicki@mohawkcommunitybank.com


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